UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2017

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore		554369
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2017, Kulicke and Soffa Industries, Inc. (the “Company”) entered into an Agreement for the Purchase and Sale of Real Property (the “Agreement”) with ARC KSFTWPA001, LLC, a Delaware limited liability company (“Seller”). Pursuant to the terms of the Agreement, the Company agreed to purchase certain real property located at 1005 Virginia Drive, Fort Washington, Pennsylvania 19034 (the “Property”), which the Company is currently leasing from Seller. The purchase price for the Property is US$12,950,000. The Company expects the closing under the Agreement to occur in February 2017, subject to customary closing conditions, including the termination of the existing lease and the satisfactory completion of the Company’s due diligence on the title and condition of the Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2017	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Lester A. Wong
	Name:	Lester A. Wong
	Title:	Senior Vice President, Legal Affairs and General Counsel